EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2001 relating to the consolidated financial statements, which appears in RadiSys Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 23, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Portland, Oregon
August 24, 2001